                                                                          #2684
GRACE NEWS
                                      Corporate Communications Division

                                      W. R. Grace & Co.
                                      One Town Center Road
                                      Boca Raton, FL 33486-1010

                CONTACT: Chuck Suits or Mary Lou Kromer 561/362-2600 or
                                                        800/GRACE99






                  GRACE REPORTS STRONG SECOND QUARTER RESULTS

                      BASIC EPS FROM CONTINUING OPERATIONS
                   BEFORE SPECIAL ITEMS UP 46 PERCENT AT $.86

                       CONSTRUCTION PRODUCTS UNIT REPORTS
                           RECORD SALES AND EARNINGS

                     PACKAGING EARNINGS INCREASE 23 PERCENT


     BOCA RATON, Fla., July 25, 1997--W. R. Grace & Co. (NYSE: GRA) today reported its 1997 second quarter basic earnings per share from continuing operations, excluding special items, were $.86, an increase of 46 percent compared to $.59 in the year-ago quarter.

     Following are highlights of the 1997 second quarter results compared to the 1996 quarter:

   o Pre-tax operating income, excluding divested units for both periods, increased 15 percent to $117 million compared to $102 million in 1996.

   o EBIT margin (earnings before interest and taxes as a percent of sales) increased to 14.1 percent compared to 11.4 percent in 1996. EBITDA margin (EBIT plus depreciation and amortization) was 20 percent versus 17.2 percent last year.

   o Sales increased nearly five percent to $836 million compared to $799 million a year ago, excluding results from units divested in 1996 and 1997.

                                  (more)

   o Excluding impact of currency translation and divested unit results, sales grew eight percent and pre-tax operating income increased 20 percent.

   o Grace reported net income of $117 million, or basic earnings per share of $1.61, including a gain from the divestment of its specialty polymer business, offset by restructuring charges primarily related to its packaging business.


         Albert J. Costello, chairman, president and chief executive officer of Grace said, "Our performance improvements are the result of strong global sales growth in our packaging and construction products businesses, along with continued efforts to improve operating efficiencies in all our businesses. I am particularly pleased with improvement in our EBIT margin to 14 percent and reduced capital spending."

         Costello said that capital expenditures within the continuing businesses for the first six months were $114 million, compared to $220 million in the 1996 period.

GRACE PACKAGING

         Grace Packaging, a global leader in flexible plastic packaging and container sealants, reported pre-tax income rose 23 percent to $79 million and sales increased eight percent to $532 million in the 1997 second quarter compared to the year-ago quarter. Excluding currency exchange, packaging pretax income increased more than 27 percent and sales nearly 12 percent.

         Sales of packaging for fresh red meat continued to grow in every region, particularly North America and Latin America. Demand for films for industrial and consumer applications increased globally, with strong gains in Asia Pacific

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                                      -3-

and Latin America. Sales were further fueled by a growing demand for packaging for processed and prepared foods in the Americas.

         During the quarter, Grace Packaging announced a restructuring of its management organization to shift from a regional management structure to a global organization. The restructuring is expected to accelerate sales growth and improve manufacturing productivity, reduce costs, shorten product development time and enhance customer service. Grace Packaging expects to reduce manufacturing costs by $35 million in 1998.

        "We are pleased to see packaging sales growth return to more traditional levels, despite currency translation," said Costello. "Along with the top-line growth, our aggressive cost management resulted in a two percentage point EBIT margin improvement to nearly 15 percent," he said.

GRACE DAVISON

         Grace Davison, a leading supplier of catalysts and silica products, posted sales of $175 million for the 1997 second quarter, down eight percent from the prior year quarter. Pre-tax income was $21 million, up 20 percent from the first quarter of 1997, but down 12 percent compared to the year-ago quarter. Currency exchange negatively impacted sales four percent.

         Sales of polyolefin catalysts increased, reflecting increased demand for conventional and high-performance plastics. Silica products sales also increased, particularly for new products such as those sold to the graphic arts industry. The gains were offset by a decline in fluid cracking catalyst (FCC)


                                      (more)

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                                      -4-

sales due to continued significant pricing pressures worldwide and lower volume, particularly in Asia Pacific.

         "Improved manufacturing processes and operational enhancements contributed to an EBITDA margin of 20.8 percent, up 1.3 percentage points from the prior year quarter -- quite an achievement considering the significant impact of currency translation due to the strong US dollar in the European market, as well as continued pricing pressure in the worldwide FCC marketplace," said Costello.


GRACE CONSTRUCTION PRODUCTS

         Grace Construction Products, a leading global supplier of concrete additives, cement processing aids, and structural waterproofing and fireproofing products, reported record sales and earnings. Sales increased 12 percent to $128 million, and pre-tax income rose 28 percent to $15 million.

         Sales growth was strong in every region of the world, with double-digit increases in most product groups. The outstanding performance improvement was due to increased global sales of new value-added products, including anti-corrosion and anti-shrinkage concrete admixtures, new waterproofing products and specialty fireproofing materials.

         During the quarter, Grace introduced several new waterproofing products, including Vycor (TM) Select and Vycor (TM) Ultra roofing underlayment products; and Procor (TM), a fluid-applied structural waterproofing membrane.


                                      (more)

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                                      -5-

         "We expect our construction products business will continue to drive top-line growth with new value-added products, geographic expansion and selected acquisitions," said Costello. "The outstanding sales growth, coupled with a focus on cost efficiencies, has resulted in significant EBIT margin improvement," he added.

         The construction products business reported an EBIT margin of 12 percent for the 1997 second quarter, up 1.6 percentage points from the prior-year quarter and 10 percentage points from the 1995 second quarter.

OTHER HIGHLIGHTS

         In early May, Grace completed the sale of its specialty polymer business to National Starch and Chemical Company for $148 million. In June, Grace announced that it had entered into an agreement to sell its TEC Systems unit to Sequa Corporation. The company expects to complete the transaction in the third quarter.

         Grace is a leading global supplier of flexible packaging and specialty chemicals with annual sales of approximately $3.5 billion. The company operates in more than 100 countries.

                              W. R. Grace & Co.
                     Consolidated Statement of Operations
                           For Period Ended June 30
                           ------------------------
                        ($ Millions Except Per Share)


                                                   Second  Quarter                           Six Months Ended
                                                ----------------------                  -------------------------
                                                 1997            1996                     1997            1996
                                                 ----            ----                     ----            ----
Sales                                           $842.5          $920.3                  $1,627.6       $1,781.9
Other income                                      18.9            14.3                      23.6           18.1
                                                ------          ------                  --------       --------
     Total                                      $861.4          $934.6                  $1,651.2       $1,800.0
                                                ------          ------                  --------       --------

Cost of goods sold and operating expenses       $513.2          $549.2                     993.2       $1,061.8
Selling, general and administrative expenses     158.0           201.0                     304.6          394.9
Depreciation and amortization                     49.2            45.9                      97.7           90.8
Interest expense and related financing costs      20.3            18.3                      39.4           36.7
Research and development expenses                 21.7            26.2                      43.6           52.5
Provision for Restructuring                       12.4            53.7                      12.4           53.7
(Gain) on sale of businesses                    (103.1)         (326.4)                   (103.1)        (326.4)
                                                ------          ------                  --------       --------
     Total                                      $671.7          $567.9                  $1,387.8       $1,364.0

Income before income taxes                      $189.7          $366.7                    $263.4         $436.0

Prov. for income taxes                            72.3           131.7                      99.6          157.4
                                                ------          ------                  --------       --------

Income from continuing operations               $117.4          $235.0                    $163.8         $278.6
Income from discontinued operations                  -            98.9                         -          118.9
                                                ------          ------                  --------       --------
    Net Income                                  $117.4          $333.9                    $163.8         $397.5
                                                ------          ------                  --------       --------
                                                ------          ------                  --------       --------


Basic Earnings Per Share
------------------------
     Continuing Operations before Special Items   $.86            $.59                     $1.47          $1.03
     Continuing Operations                       $1.61           $2.43                     $2.21          $2.86
     Net Income                                  $1.61           $3.45                     $2.21          $4.09

Basic Average number of shares (millions)         72.8            96.6                      74.0           97.3

Primary Earnings Per Share:
---------------------------
    Continuing Operations before Special Items    $.83            $.58                     $1.43          $1.01
    Continuing Operations                        $1.57           $2.39                     $2.15          $2.80
     Net Income                                  $1.57           $3.39                     $2.15          $4.00

Average number of shares (millions)               74.8            98.5                      76.2           99.3


                               W. R. Grace & Co.
                               Operating Results
                             Quarter Ended June 30
                             ---------------------
                         ($ Millions Except Per Share)

                                                                         Percent
                                            1997            1996         Change
                                            ----            ----         -------
        Sales :
           Packaging                       $531.8          $493.8           7.7  %
           Davison                          175.5           190.2          (7.7)
           Construction Products            127.8           114.2          11.9
           Other                              7.4           122.1         (93.9)
                                           ------          ------
              Total Sales                  $842.5          $920.3          (8.5)

        Operating Income:
           Packaging                        $78.6           $64.1          22.6
           Davison                           21.3            24.2         (12.0)
           Construction Products             15.3            11.9          28.6
           Other                              3.3             5.0         (34.0)
                                           ------          ------
              Total Operating Income       $118.5          $105.2          12.6

        Other Expenses / (Income):
             Interest/Financing             $20.3           $18.3   (b)    10.9
             Other                           (0.8)           (7.0)        (88.6)
                                           ------          ------
             Total Other Expenses           $19.5           $11.3          72.6

        Pretax Operating Earnings
          before Special Items              $99.0           $93.9           5.4

        Provision for Income Taxes           36.6            36.6           0.0
                                           ------          ------

        Income from Continuing Operations
          before Special Items              $62.4           $57.3           8.9

        Special Items - after-tax
             Provision for Restructuring     (8.0)          (32.4)        (75.3)
             Gain on Sale of Businesses      63.0    (a)    210.1   (c)   (70.0)

                                           ------          ------
        Income from Continuing Operations  $117.4          $235.0         (50.0)
        Income from Discontinued Operations     -            98.9        (100.0)
                                           ------          ------

        Net Income                         $117.4          $333.9         (64.8) %
                                           ------          ------
                                           ------          ------


        Basic Earnings Per Share:
        -------------------------
             Continuing Operations
               before Special Items         $0.86           $0.59          45.8  %
             Continuing Operations          $1.61           $2.43         (33.7) %
             Net Income                     $1.61           $3.45         (53.3) %

        Basic Average number of
          shares (millions)                  72.8            96.6         (24.6) %

        Primary Earnings Per Share:
        ---------------------------
             Continuing Operations before
               Special Items                $0.83           $0.58          43.1  %
             Continuing Operations          $1.57           $2.39         (34.3) %
             Net Income                     $1.57           $3.39         (53.7) %

        Average number of shares (millions)  74.8            98.5         (24.1) %


        (a)  Pretax gain on sale of Specialty Polymers of $103.1.
        (b) After an allocation of interest/financing expenses to discontinued operations.
        (c)  Includes divestment of Dearborn and Biopesticides.

                               W. R. Grace & Co.
                               Operating Results
                           Six Months Ended June 30
                           ------------------------
                         ($ Millions Except Per Share)

                                                                                                 Percent
                                                                 1997             1996           Change
                                                                 ----             ----           -------
        Sales :
           Packaging                                           $1,020.6          $968.4           5.4 %
           Davison                                                350.1           375.8          (6.8)
           Construction Products                                  230.8           198.5          16.3
           Other                                                   26.1           239.2         (89.1)
                                                               --------        --------
              Total Sales                                      $1,627.6        $1,781.9          (8.7)

        Operating Income:
           Packaging                                             $145.8          $124.1          17.5
           Davison                                                 39.0            52.3         (25.4)
           Construction Products                                   19.1             8.3         130.1
           Other                                                    5.9             7.7         (23.4)
                                                               --------        --------
              Total Operating Income                             $209.8          $192.4           9.0

        Other Expenses / (Income):
             Interest/Financing                                   $39.4           $36.7   (b)     7.4
             Other                                                 (2.3)           (7.5)        (69.3)
                                                               --------        --------
             Total Other Expenses                                 $37.1           $29.2          27.1

        Pretax Operating Earnings before Special Items           $172.7          $163.2           5.8

        Provision for Income Taxes                                 63.9            62.3           2.6
                                                               --------        --------

        Income from Continuing Operations before Special Items   $108.8          $100.9           7.8

        Special Items - after-tax
             Provision for Restructuring                           (8.0)          (32.4)        (75.3)
             Gain on Sale of Businesses                            63.0    (a)    210.1   (c)   (70.0)

                                                               --------        --------
        Income from Continuing Operations                        $163.8          $278.6         (41.2)
        Income from Discontinued Operations                           -           118.9        (100.0)

                                                               --------        --------

        Net Income                                               $163.8          $397.5         (58.8) %
                                                               --------        --------
                                                               --------        --------


        Basic Earnings Per Share:
        -------------------------
            Continuing Operations before Special Items            $1.47           $1.03          42.7  %
            Continuing Operations                                 $2.21           $2.86         (22.7) %
             Net Income                                           $2.21           $4.09         (46.0) %

        Basic Average number of shares (millions)                  74.0            97.3         (23.9) %

        Primary Earnings Per Share:
        ---------------------------
            Continuing Operations before Special Items            $1.43           $1.01          41.6  %
            Continuing Operations                                 $2.15           $2.80         (23.2) %
             Net Income                                           $2.15           $4.00         (46.3) %

        Average number of shares (millions)                        76.2            99.3         (23.3) %


        (a)  Pretax gain on sale of Specialty Polymers of $103.1.
        (b) After an allocation of interest/financing expenses to discontinued operations.
        (c)  Includes divestment of Dearborn and Biopesticides.

                              W. R. Grace & Co.
                             Specialty Chemicals
                               Geographic Data
                               ---------------
                            (Dollars In Millions)


QUARTER ENDED JUNE 30
---------------------
                                                           Operating Income
                                 Sales                   Before Special Items
                        ----------------------          ---------------------
                         1997            1996            1997            1996
                         ----            ----            ----            ----
      North America     $  437          $  448          $  65           $  59
      Europe               244             290             34              23
      Latin America         56              68              8               8
      Asia Pacific         106             114             11              15
                        ------          ------          -----           -----
         Total          $  843          $  920          $ 118           $ 105
                        ------          ------          -----           -----
                        ------          ------          -----           -----





SIX MONTHS ENDED JUNE 30
------------------------


                                                           Operating Income
                                 Sales                   Before Special Items
                        ----------------------          ---------------------
                         1997            1996            1997            1996
                         ----            ----            ----            ----
      North America     $  829          $  851           $107           $  97
      Europe               477             574             60              50
      Latin America        111             132             18              15
      Asia Pacific         211             225             25              30
                        ------          ------          -----           -----
         Total          $1,628          $1,782           $210           $ 192
                        ------          ------          -----           -----
                        ------          ------          -----           -----